Exhibit 99.1
ABERCROMBIE & FITCH REMEMBERS ALLAN A. TUTTLE
New Albany, Ohio, September 4, 2008: It is with great sorrow that Abercrombie & Fitch Co. (NYSE: ANF) today reported that Allan A. Tuttle, a director of the Company, passed away suddenly on August 31, 2008.
Mr. Tuttle was a distinguished lawyer who practiced with Patton Boggs LLP in Washington, D.C., and as general counsel to the Gucci Group N.V. He became a member of the A&F Board in 2005 and was elected to a second three-year term in June of 2008.
Mike Jeffries, Chief Executive Officer and Chairman of the Board of Abercrombie & Fitch, expressed the Company’s condolences: “Allan was a valued member of the Abercrombie & Fitch family. He was bright and insightful, but he also had a very practical and down to earth approach that was appreciated by all his colleagues. Our thoughts and prayers go out to Allan’s wife, Ellen, and to his family. We are truly saddened by this loss.”
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For further information, call:	Eric Cerny
Manager, Investor Relations
(614) 283-6385